UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 20, 2015

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At a meeting of the Board of Directors (the “Board”) of EnteroMedics Inc. (the “Company”) held on August 20, 2015, Mark B. Knudson, Ph.D., the Company’s Chief Executive Officer (“CEO”) and President, informed the Board that he intended to retire from the offices of CEO and President as of December 31, 2015. After his retirement, Dr. Knudson will continue to serve as Chairman of the Board. Additionally, the Board may consider engaging Dr. Knudson for post-retirement consulting services on an hourly basis, if needed.

In recognition of Dr. Knudson’s thirteen years of service to the Company, the Board determined to accelerate vesting of all of Dr. Knudson’s unvested options as of his retirement and to extend the term during which his options can be exercised for three years after his retirement. Additionally, the Board determined that the Company will provide Dr. Knudson with up to twelve months of post-retirement health care coverage at a cost of approximately $2,000 per month.

A copy of the press release issued in connection with the announcement of Dr. Knudson’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On August 21, 2015, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Jon Tremmel & Associates, LLC pursuant to which Jon Tremmel, a member of the Board, will provide guidance to the office of the CEO on the Company’s commercialization and reimbursement plans, and assist in transition planning related to the retirement of the CEO and other matters. Under the Consulting Agreement, Jon Tremmel & Associates, LLC will receive a consulting fee of $500 per hour for up to twenty hours per week, and Mr. Tremmel will receive a non-qualified stock option to purchase 250,000 shares of the Company’s common stock, one twelfth of which will vest each month for twelve months, beginning on the date of the Consulting Agreement. The stock option was granted pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan, has a ten-year term and an exercise price equal to $0.23, which was the closing price of the Company’s stock on the Nasdaq Capital Market on August 21, 2015.

Depending on the progress made in identifying a successor to Dr. Knudson as CEO of the Company, the Board currently anticipates that it will only use Mr. Tremmel’s consulting services for an average of approximately ten hours per week through December of this year.

The Consulting Agreement has a one year term, and either party may terminate the Consulting Agreement upon two weeks’ written notice. Additionally, for five years following the termination of the Consulting Agreement, Jon Tremmel & Associates, LLC has agreed not to actively participate in any venture to the extent such participation relates to developing, selling or offering for sale any product which competes with the Company’s actual or contemplated products as of the date of the Consulting Agreement.

The description of the Consulting Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Consulting Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated August 21, 2015, by and between EnteroMedics Inc. and Jon Tremmel & Associates, LLC

99.1	Press Release dated August 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Operating Officer

Date: August 25, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated August 21, 2015, by and between EnteroMedics Inc. and Jon Tremmel & Associates, LLC

99.1	Press Release dated August 25, 2015